Exhibit 10.17 $15.36m Loan Agreement
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                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement") is made as of , 1996, by and between FFCA MORTGAGE CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and FAMILY STEAK HOUSES OF FLORIDA, INC., a Florida corporation ("Debtor"), whose address is 2113 Florida Boulevard, Neptune Beach, Florida 32266.


                             PRELIMINARY STATEMENT:


     Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. Debtor has requested from FFCA, and applied for, the Loans to provide refinancing for the Premises, and for no other purpose whatsoever. Each Loan will be evidenced by a Note and secured by a first priority security interest in the corresponding Premises pursuant to a Mortgage. FFCA has committed to make the Loans pursuant to the terms and conditions of the Commitment, this Agreement and the other Loan Documents.


                                   AGREEMENT:


     In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:


     1. Definitions. The following terms shall have the following meanings for all purposes of this Agreement:


     "Closing" shall have the meaning set forth in Section 4.


     "Closing Date" means the date specified as the closing date in Section 4.


     "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.


     "Commitment" means that certain Commitment Letter dated September 27, 1996 between FFCA and Debtor, and any amendments or supplements thereto.


     "Counsel" means legal counsel to Debtor,  licensed in the state(s) in which
(i) the Premises are located, (ii) Debtor is incorporated or formed and (iii) Debtor maintains principal places of business, as selected by Debtor as the case may be, and approved by FFCA.

     "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding the Premises, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Debtor or FFCA by any third party (including, without limitation, any government entity), including, without limitation, any condition resulting from the operation of Debtor's business and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.


     "Environmental Indemnity Agreements" means that certain Environmental Indemnity Agreement to be executed by Debtor for the benefit of FFCA for each of the Premises substantially in the form of Exhibit E attached to this Agreement.


     "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Materials, relating to liability for or costs of Remediation or prevention of Releases or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of the Premises to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Premises; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Premises.


     "Event of Default" has the meaning set forth in Section 10.

     "Fee" means an underwriting, site assessment, valuation, processing and commitment fee equal to 1.5% of the sum of the aggregate Loan Amounts for all of the Premises, which Fee shall be payable as set forth in Section 3.


     "Franchisor" means Ryan's Properties, Inc., a Delaware corporation, and its successors.


     "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product;
(c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.


     "Loan" or "Loans" means, as the context requires, the loan for each of the Premises described in Section 2 and in the amount set forth in Exhibit A. Each Loan will be evidenced by a Note and secured by a Mortgage.


     "Loan Amount" or "Loan Amounts" means, as the context requires, with respect to each of the Premises, the loan amounts individually and in the aggregate described in Section 2 and as set forth on the attached Exhibit A.


     "Loan Documents" means, collectively, this Agreement, the Notes, the Mortgages, the Environmental Indemnity Agreements, the UCC-1 Financing
Statements, the Commitment and all other documents executed in connection therewith or contemplated thereby.


     "Mortgage"  means the mortgage,  assignment  of rents and leases,  security
agreement  and  fixture   filing  to  be  executed  for  each  of  the  Premises
substantially in the form of Exhibit C attached to this Agreement.


     "Note" or "Notes" means, as the context requires, the promissory notes evidencing the Loan substantially in the form attached hereto as Exhibit B. A Note will be executed by Seller for each of the Premises in the principal amount set forth in Exhibit A.


     "Permitted Exceptions" means those exceptions to title approved in writing by FFCA pursuant to Section 9.

     "Premises" means the parcels of real estate described in Exhibit A attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate).


     "Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.


     "Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.


     "Reports" means the phase I environmental reports (and phase II environmental reports if the same are recommended by such phase I reports regarding any of the Premises) to be prepared as contemplated by Section 9.E. hereof regarding each of the Premises, which Reports shall be satisfactory in form and substance to FFCA in its sole discretion.


     "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.


     "Title Company" means the title insurance company described in Section 4.


     "UCC-1 Financing Statements" means such UCC-1 Financing Statements as FFCA shall require to be executed and delivered by Debtor with respect to the Premises.


     2. Transaction. On the terms and subject to the conditions set forth in the Loan Documents, FFCA agrees to make the Loans to Debtor. The aggregate Loan Amount shall be $15,360,000, allocated among the Premises as set forth on the attached Exhibit A. The Loans will be evidenced by the Notes and secured by the Mortgages. Debtor shall repay the outstanding principal amount of the Loans together with interest thereon in the manner and in accordance with the terms and conditions of the Notes and the other Loan Documents. The Notes will mature on the twentieth anniversary of this Agreement. The Loans shall be advanced at the Closing in cash or its equivalent subject to any prorations and adjustments required by this Agreement.


     3. Underwriting, Site Assessment, Valuation, Processing and Commitment Fee. Debtor paid FFCA a portion of the Fee in connection with the Loans for the Premises and four other Premises subject to that certain loan agreement by and between Debtor and FFCA of even date herewith in the amount of $150,000 pursuant to the Commitment, and such portion was deemed fully earned when received. Although the Fee was deemed fully earned when received by FFCA, the portion of the Fee paid pursuant to the Commitment shall be refundable in full and the Commitment shall expire (i) if FFCA's in-house site review and valuation department does not approve all of the Premises and the Loan Amounts, or (ii) if FFCA disapproves of the Loan Amounts and Debtor and FFCA are unable to agree upon alternative Loan Amounts. The remainder of the Fee shall be paid at the Closing and shall be deemed nonrefundable and fully earned upon the Closing. The Fee shall be applied by FFCA in payment of (i) the Phase I environmental reports to be delivered pursuant to Section 9.E, (ii) the customary fees and expenses of FFCA's attorneys and (iii) FFCA's in house site inspection costs and fees. The balance of the Fee remaining after payment of such fees, expenses and costs constitutes FFCA's underwriting, site assessment, valuation, processing and commitment fee. In the event the transaction set forth in this Agreement fails to close for any reason, FFCA shall retain a portion of the Fee received by FFCA in an amount equal to FFCA's reasonable out-of-pocket costs and expenses incurred in connection with the transaction contemplated herein and shall refund the amount of the Fee remaining after payment of such costs and expenses to Debtor.


     4. Closing. (a) The Loan shall be closed (the "Closing") within 30 days following the satisfaction of all of the terms and conditions contained in this Agreement, but in no event shall the date of the Closing be extended beyond December 15, 1996 (the "Closing Date"), unless such extension shall be approved by FFCA in its sole discretion.


     (b) FFCA has ordered a title insurance commitment for each of the Premises from Lawyers Title Insurance Corporation or an alternative title company approved by FFCA ("Title Company"). Prior to the Closing Date, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from FFCA to do so. Except for the fees, expenses and costs to be paid from the Fee by FFCA pursuant to Section 3, all costs of such transaction (the "Costs") shall be borne by Debtor, including, without limitation, the cost of title insurance, the attorneys' fees of Debtor, attorneys' fees and expenses of FFCA (but only to the extent FFCA's reasonable attorneys' fees and/or expenses exceed the customary fees and/or expenses due to extended document negotiations and/or revisions and/or extraordinary closing issues), the cost of the surveys, stamp taxes, transfer fees, escrow and recording fees and site inspection fees for the Premises. Debtor may apply a portion of the Loan Amount toward the payment of the Costs. All real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date as well as taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in Section 9.C, shall be paid by Debtor at or prior to the Closing, and all other taxes and assessments shall be paid by Debtor. The closing documents shall be dated as of the Closing Date.

     Debtor and FFCA hereby employ Title Company to act as escrow agent in connection with this transaction. Debtor and FFCA will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company is authorized to pay, from any funds held by it for FFCA's or Debtor's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of FFCA and Debtor, all charges and obligations payable by them, respectively. Debtor will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Debtor and FFCA or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by FFCA. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.


     5. Representations and Warranties of FFCA. The representations and warranties of FFCA contained in this Section are being made to induce Debtor to enter into this Agreement and consummate the transactions contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. FFCA represents and warrants to Debtor as follows:


          A. Organization of FFCA. FFCA has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by FFCA of this Agreement.


          B. Authority of FFCA. The person who has executed this Agreement on behalf of FFCA is duly authorized so to do.

          C. Enforceability. Upon execution by FFCA, this Agreement shall constitute the legal, valid and binding obligation of FFCA, enforceable against FFCA in accordance with its terms.


     All representations and warranties of FFCA made in this Agreement shall be and will remain true and complete as of the Closing Date as if made and restated in full as of such date, and shall survive the Closing.


     6. Representations and Warranties of Debtor. The representations and warranties of Debtor contained in this Section are being made to induce FFCA to enter into this Agreement and consummate the transactions contemplated herein, and FFCA has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. Debtor represents and warrants to FFCA as follows:


          A. Information and Financial Statements. Debtor has delivered to FFCA financial statements (either audited financial statements or, if Debtor does not have audited financial statements, certified financial statements) and certain other information concerning itself, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to FFCA since the date such financial statements and other information were prepared or delivered to FFCA. Debtor understands that FFCA is relying upon such financial statements and information and Debtor represents that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect as of the date of this Agreement and the Closing Date, the financial condition of each individual or entity to which they pertain.


          B. Organization and Authority of Debtor. (1) Debtor is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, and qualified as a foreign corporation, partnership or limited liability company to do business in any jurisdiction where such qualification is required. All necessary corporate, partnership or limited liability company action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein.


          (2) The persons who have executed this Agreement on behalf of Debtor are duly authorized so to do.


          C. Enforceability of Documents. Upon execution by Debtor respectively, this Agreement and the other documents, instruments and agreements to be executed in connection with this Agreement, shall constitute the legal, valid and binding obligations of Debtor, respectively, enforceable against Debtor in accordance with their respective terms.

          D. Litigation. Except as set forth on Exhibit F (the "Litigation"), there are no suits, actions, proceedings or investigations pending or threatened against or involving Debtor or the Premises before any court, arbitrator, or administrative or governmental body. If any or all of the Litigation is resolved unfavorably to Debtor, such resolution will not result in any material adverse change in the contemplated business, condition or worth or operations of Debtor or the Premises.


          E. Absence of Breaches or Defaults. Debtor is not, and the authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not result, in any breach or default under any other document, instrument or agreement to which Debtor are a party or by which Debtor, the Premises or any of the property of Debtor is subject or bound. The authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.


          F. Utilities. At the Closing Date, the Premises will be served by ample public utilities to permit full utilization of the Premises for their intended purpose and all utility connection fees and use charges will have been paid in full.


          G. Intended Use and Zoning; Compliance With Laws. Debtor intends to use the Premises solely for the operation of Franchisor restaurants, and related ingress, egress and parking, and for no other purposes. Such intended use will not violate any zoning or other governmental requirement applicable to the Premises. The Premises substantially comply with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, the states in which the Premises are located and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990.


          H. Area Development; Wetlands. No condemnation or eminent domain proceedings affecting the Premises have been commenced or, to the best of Debtor's knowledge, are contemplated. To the best of Debtor's knowledge, the areas where the Premises are located have not been declared blighted by any governmental authority. The Premises and/or the real property bordering the Premises is not designated by any applicable federal, state and/or local governmental authority as a wetlands.


          I. Licenses and Permits; Access. Prior to the Closing Date, Debtor shall have all required licenses and permits, both governmental and private, to use and operate the Premises in the intended manner. There are adequate rights of access to public roads and ways available to the Premises to permit full utilization of the Premises for their intended purposes and all such public roads and ways have been completed and dedicated to public use.

          J. Condition of Premises. As of the Closing Date, the Premises, including the equipment located thereon, will be of good workmanship and materials, fully equipped and operational, in good condition and repair, free from structural defects, clean, orderly and sanitary, safe, well-lit, landscaped, decorated, attractive and well-maintained.


          K. Environmental. Debtor is fully familiar with the present use of the Premises, and, after due inquiry, Debtor has become generally familiar with the prior uses of the Premises. Except as set forth in the Reports, no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred or disposed of at or on the Premises, except in compliance with all applicable Environmental Laws, and no Release or Threatened Release has occurred at or on the Premises. The activities, operations and business undertaken on, at or about the Premises, including, but not limited to, any past or ongoing alterations or improvements at the Premises, are and have been at all times, in compliance with all Environmental Laws. No further action is required to remedy any Environmental Condition or violation of, or to be in full compliance with, any Environmental Laws, and no lien has been imposed on the Premises in any federal, state or local governmental or quasi-governmental entity in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the presence of any Hazardous Materials on or off the Premises.


          There is no pending or threatened litigation or proceeding before any court, administrative agency or governmental body in which any person or entity alleges the violation or threatened violation of any Environmental Laws or the presence, Release, Threatened Release or placement on or at the Premises of any Hazardous Materials, or of any facts which would give rise to any such action, nor has Debtor (a) received any notice (and Debtor has no actual or constructive knowledge) that any governmental or quasi-governmental authority or any employee or agent thereof has determined, threatens to determine or requires an investigation to determine that there has been a violation of any Environmental Laws at, on or in connection with the Premises or that there exists a presence, Release, Threatened Release or placement of any Hazardous Materials on or at the Premises, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Materials at or on the Premises; (b) received any notice under the citizen suit provision of any Environmental Law in connection with the Premises or any facilities, operations or activities conducted thereon, or any business conducted in connection therewith; or (c) received any request for inspection, request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with the violation or threatened violation of any Environmental Laws or existence of Hazardous Materials relating to the Premises or any facilities, operations or activities conducted thereon or any business conducted in connection therewith.

          L. Title to Premises; First Priority Lien. Title to the Premises is vested in Debtor, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions. Upon Closing, FFCA shall have a first priority lien on the Premises pursuant to the Mortgages and the UCC-1 Financing Statements.


          M. No Other Agreements and Options. Neither Debtor nor the Premises are subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder FFCA in making the Loans or prevent or hinder Debtor from fulfilling its obligations under this Agreement or the other Loan Documents.


          N. No Mechanics' Liens. There are no outstanding accounts payable, mechanics' liens, or rights to claim a mechanics' lien in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Premises; no work has been performed or is in progress nor have materials been supplied to the Premises or agreements entered into for work to be performed or materials to be supplied to the Premises prior to the date hereof, which will not have been fully paid for on or before the Closing Date or which might provide the basis for the filing of such liens against the Premises or any portion thereof; Debtor shall be responsible for any and all claims for mechanics' liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to the Premises prior to the Closing Date; and Debtor shall and does hereby agree to defend, indemnify and forever hold FFCA and FFCA's designees harmless from and against any and all such mechanics' lien claims, accounts payable or other commitments relating to the Premises.


          O. No Reliance. Debtor acknowledges that FFCA is not affiliated with, and has no business relationship with, Franchisor, other than landlord/tenant and/or creditor/debtor relationships unrelated to the transaction set forth in this Agreement, and that FFCA did not prepare or assist in the preparation of any of the projected financial information used by Debtor in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement. Furthermore, Debtor acknowledges that it has not relied upon, nor may it hereafter rely upon, the analysis undertaken by FFCA in determining the amount of the Loans, and such analysis will not be made available to Debtor.


          P. Franchisor Provisions. Prior to the Closing Date, Debtor will have entered into franchise, license and/or area development agreements with Franchisor for the conduct of business at the Premises. Such franchise, license and/or area development agreements will be in full force and effect, will permit Debtor to operate the Premises as Franchisor restaurants, and will have terms which will not expire before the scheduled maturity date of the Notes.

     All representations and warranties of Debtor made in this Agreement shall be and will remain true and complete as of and subsequent to the Closing Date as if made and restated in full as of such time and shall survive the Closing.


     7. Covenants. Debtor covenants to FFCA from and after the Closing Date as follows:


          A. Inspections. Debtor shall, at all reasonable times, (i) provide FFCA and FFCA's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Premises, all drawings, plans, and specifications for the Premises in possession of Debtor, all engineering reports relating to the Premises in the possession of Debtor, the files and correspondence relating to the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Premises, and (ii) allow such persons to make such inspections, tests, copies, and verifications as FFCA considers necessary.


          B. Fixed Charge Coverage Ratio. Until such time as all of Debtor's obligations under the Notes and the other Loan Documents are paid, satisfied and discharged in full, on each December 31 (or such other date on which Debtor's fiscal year ends) while the Notes are outstanding:


               (i) Debtor shall maintain an aggregate Fixed Charge Coverage Ratio calculated for all of the Premises of at least 1.15:1; and


               (ii) No more than six of the Premises shall have a Fixed Charge Coverage Ratio calculated for each of the Premises below 1.0:1.


     For purposes of this Section, the term "Fixed Charge Coverage Ratio" shall mean with respect to all of the Premises in the aggregate or individually, as applicable, and the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time of
     (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expenses, less a corporate overhead allocation in an amount equal to 3% of Gross Sales, to (b) the sum of the FFCA Payments and the Equipment Payment Amount.


     For purposes of this Section, the following terms shall be defined as set forth below:


          "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by Debtor with respect to the applicable Premises which lease would, in conformity with generally accepted accounting principles consistently applied, be required to be accounted for as a capital lease on the balance sheet of Debtor.

          "Debt" shall mean with respect to Debtor, the applicable Premises and the period of determination (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments,
     (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles consistently applied, recorded as "Capital Leases", and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.


          "Depreciation and Amortization" shall mean the depreciation and amortization accruing during any period of determination with respect to the applicable Premises as determined in accordance with generally accepted accounting principles consistently applied.


          "Equipment Payment Amount" shall mean for any period of determination the sum of all amounts payable during such period of determination under all (i) leases for equipment located at the applicable Premises, and (ii) all loans secured by equipment located at the applicable Premises.


          "FFCA Payments" shall mean for any period of determination, the sum of all amounts payable under the applicable Note(s).


          "Gross Sales" shall mean the sales or other income arising from all business conducted on the applicable Premises during the period of determination, less sales tax and any amounts received from not-for-profit sales of all non-food items approved for use in connection with promotional campaigns, if any, by Franchisor.


          "Interest Expense" shall mean for any period of determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Debtor allocable to the applicable Premises, as the case may be, and all business operations thereon during such period (including interest attributable to Capital Leases), as determined in accordance with generally accepted accounting principles consistently applied.


          "Net Income" shall mean with respect to Debtor and with respect to the period of determination, the net income or net loss of Debtor adjusted for nonrecurring gains and losses allocable to the applicable Premises as the case may be, and to such period (before provision or benefit for income taxes or charges equivalent to income taxes allocable to such period, as determined in accordance with generally accepted accounting principles consistently applied but before provision for corporate overhead expense allocable to the applicable Premises and to such period).

          "Operating Lease Expense" shall mean the expenses incurred by Debtor under any operating leases with respect to of the applicable Premises and/or the business operations thereon during the period of determination in accordance with generally accepted accounting principles consistently applied.


          C. Net Worth. At all times while the obligations of Debtor to FFCA pursuant to the Loan Documents are outstanding, Debtor shall maintain a net worth of at least $2,000,000, as determined in accordance with generally accepted accounting principles consistently applied.


     8. Transaction Characterization. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Notes, the Mortgages and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Debtor and FFCA, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.


     9. Conditions of Closing. The obligation of FFCA to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:


          A. Title. Title to the Premises shall be vested in Debtor, free of all liens, encumbrances, restrictions, encroachments and easements, except as otherwise specifically provided herein or agreed to in writing by FFCA ("Permitted Exceptions"), and the liens created by the Mortgages and the UCC-1 Financing Statements. Upon Closing, FFCA will obtain a valid and perfected first priority lien upon and security interest in the Premises.


          B. Condition of Premises. FFCA shall have inspected and approved the Premises, the Premises and the equipment located thereon shall be in good condition and repair and of good workmanship and materials, and the Premises shall be fully equipped and operational, clean, orderly, sanitary, safe, well-lit, landscaped, decorated, attractive and with a suitable layout, physical plant, traffic pattern and location, all as determined by FFCA in its sole discretion.


          C. Evidence of Title. FFCA shall have received for each of the Premises a preliminary title report and irrevocable commitment to insure title by means of a mortgagee's, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises is located) issued by Title Company showing good and marketable title in the Premises in Debtor, committing to insure FFCA's first priority lien upon and security interest in the Premises subject only to Permitted Exceptions and containing such endorsements as FFCA may require.

          D. Survey. FFCA shall have received a current ALTA survey of each of the Premises, the form and substance of which shall be satisfactory to FFCA in its sole discretion. Debtor shall have provided FFCA with evidence satisfactory to FFCA that the location of the Premises is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Insurance Administration.


          E. Environmental. FFCA shall have received the Reports for each of the
     Premises,   the  form,   substance  and   conclusions  of  which  shall  be
     satisfactory to FFCA in its sole discretion.


          F. Compliance With Representations, Warranties and Covenants. All obligations of Debtor under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents, the franchise, license and/or area development agreements with Franchisor for the Premises or any other agreement between or among FFCA, Debtor or Franchisor pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Debtor or discovered by FFCA which has had or would have a material adverse effect on the Premises, Debtor or FFCA's willingness to consummate the transaction contemplated by this Agreement, as determined by FFCA in its sole and absolute discretion.


          G. Proof of Insurance. Debtor shall have delivered to FFCA copies of insurance policies, showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to FFCA are in full force and effect.


          H. Opinion of Counsel to Debtor. Debtor shall have caused Counsel to prepare and deliver an opinion substantially in the form attached as Exhibit D.


          I. Availability of Funds. FFCA presently has sufficient funds to discharge its obligations under this Agreement. In the event that the transaction contemplated by this Agreement does not close on or before the Closing Date, FFCA does not warrant that it will thereafter have sufficient funds to consummate the transaction contemplated by this Agreement.


          J. Franchise Agreement. FFCA shall have received a certificate from Franchisor in form and substance acceptable to FFCA that the franchise, license and/or area development agreements between Debtor and Franchisor with respect to the Premises are valid, binding and in full force and effect, with terms that will not expire before the scheduled maturity date of the Notes, and no events have occurred which could constitute a default under the Loan Documents, and Franchisor waives all rights of first refusal set forth in such agreement as to FFCA and its successors and assigns.

          K. Closing Documents. At or prior to the Closing Date, FFCA and/or Debtor, as may be appropriate, shall execute and deliver or cause to be executed and delivered to Title Company or FFCA, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as FFCA may require in form acceptable to FFCA, including, without limitation, the following:

               (1)  Notes;
               (2)  Mortgages;
               (3)  Franchisor's  Certificates;
               (4)  Proof  of  Insurance;
               (5)  Opinion of Counsel to Debtor;
               (6)  UCC-1 Financing Statements; and
               (7)  Environmental Indemnity Agreements.


Upon fulfillment or waiver of all of the above conditions, FFCA shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.


     10. Default and Remedies. A. Each of the following shall be deemed an event of default by Debtor (an "Event of Default"):


          (1) If any material representation or warranty of Debtor is false in any material respect when made or becomes false in any material respect prior to the Closing Date, or, in the event any such representation or warranty is continuing after the Closing, if any such representation or warranty becomes false in any respect at any time, or if Debtor renders any false statement or account;


          (2) If any principal, interest or other monetary sum due under the Notes, the Mortgages or any other Loan Document is not paid within five days after the date when due;


          (3) If Debtor fails to observe or perform any of the other material covenants, conditions, or obligations of this Agreement or any other Loan Document within the applicable grace or cure period;


          (4) If Debtor becomes insolvent within the meaning of the Code, files or notifies FFCA that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due;

          (5) If there is a breach or default under any other agreement or instrument, including, without limitation, promissory notes and guaranties, between, among or by (1) Debtor, any general or limited partnership organized in accordance with the laws of any state of the United States or its territories of which Debtor, or any partner, officer, director or shareholder of Debtor is a holder of a general or limited partnership interest, or any corporation or other entity affiliated with Debtor or by any partner, officer, director or shareholder of Debtor and, or for the benefit of, (2) FFCA or any corporation, partnership, joint venture, limited liability company, association or other form of entity affiliated with FFCA; or


          (6) If any event occurs or condition exists which does or would upon the Closing Date constitute a material breach or default under any of the Loan Documents or any other agreement between Debtor and FFCA pertaining to the subject matter hereof.

     B. If any Event of Default occurs pursuant to subsection A(2) above, FFCA shall not be entitled to exercise its remedies set forth in subsection E below unless and until FFCA shall have given Debtor notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.


     C. If any event occurs pursuant to subsection A(3) subsequent to the Closing and does not involve a breach of the Fixed Charge Coverage Ratio or the payment of any monetary sum, is not willful or intentional, does not place any rights or property of FFCA in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by FFCA in its reasonable discretion, then such event shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until FFCA shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such event, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such nonmonetary event cannot reasonably be cured within such 30-day period, as determined by FFCA in its reasonable discretion, and Debtor is diligently pursuing a cure of such event, then Debtor shall have a reasonable period to cure such event, which shall not exceed 90 days after receiving notice of the event from FFCA. If Debtor shall fail to correct or cure such event within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind.


     D.  If  Debtor   breaches   either  of  the  Fixed  Charge  Coverage  Ratio
requirements of Section 7.B., such breach shall not constitute an Event of Default if Debtor, within 30 days from the delivery of a notice from FFCA to Debtor of such failure, pays to FFCA the applicable FCCR Amount (as defined below), which payments shall be made without prepayment premium or penalty). Promptly after Debtor's payment of the FCCR Amount, Debtor and FFCA agree to execute an amendment to the applicable Note(s) in form and substance acceptable to FFCA reducing the principal amount payable to FFCA under such Note(s) and reamortizing the principal amount of such Note(s) over the then remaining term of such Note(s). Debtor shall be responsible for the payment of FFCA's reasonable out-of-pocket attorneys' fees incurred in connection with the preparation of such amendments.

     For purposes of this section, FCCR Amount shall have the following meanings:


          (i) With respect to a breach of Section 7.B(i), that sum or those sums of money which, when subtracted from the outstanding principal balance of such of the Notes as selected by Debtor, and assuming the reamortization of the adjusted principal amount of such Notes over the then-remaining term of such Notes, will result in an aggregate Fixed Charge Coverage Ratio calculated for all of the Premises of at least 1.15:1; and


          (ii) With respect to a breach of Section 7.B(ii), that sum or those sums of money which, when subtracted from the outstanding principal amount of the Note(s) corresponding to one or more of the Premises which has or have a Fixed Charge Coverage Ratio which is below 1.0:1, and assuming the reamortization of the adjusted principal amount of such Note(s) over the then remaining term of such Note(s), will result in no more than six of the Premises then having a Fixed Charge Coverage Ratio below 1.0:1. Debtor shall be responsible for determining which of the Note(s) corresponding to Premises with a Fixed Charge Coverage Ratio below 1.0:1 for which the FCCR Amount shall be paid.


     E. Upon the occurrence of an Event of Default, subject to the limitation set forth in subsection B, FFCA shall be entitled to exercise, at its option, concurrently, successively or in any combination, all remedies set forth in the Loan Documents and otherwise available at law or in equity, including without limitation any one or more of the following (provided, however, the remedies set forth in the following subitems (1) and (2) shall only be applicable to any such breach or default occurring prior to the Closing):


          (1) To terminate this Agreement by giving written notice to Debtor, in which case neither party shall have any further obligation or liability, except such liabilities as Debtor may have for such breach or default;


          (2) To proceed with the Closing and direct Title Company to apply such portion of the Loans as FFCA may deem necessary to cure any such breach or default;


          (3)  To bring an action for damages against Debtor;


          (4) To bring an action to require Debtor specifically to perform its obligations hereunder; and/or


          (5) To recover from Debtor all sums loaned and/or advanced by FFCA to Debtor pursuant to the Loan Documents and all expenses, including attorneys' fees, paid or incurred by FFCA as a result of such Event of Default.

     11. Assignments. A. FFCA may assign in whole or in part its rights under this Agreement, including, without limitation, any Transfer, Participation and/or Securitization (all as defined in Section 13.P). In the event of any unconditional assignment of FFCA's entire right and interest hereunder, FFCA shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of FFCA contained herein.


     B. Debtor shall not, without the prior written consent of FFCA, which consent shall not be unreasonably withheld, sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in the Premises, any of Debtor's rights under this Agreement or any interest in Debtor, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise, except, subsequent to the Closing, as expressly permitted by the Mortgage.


     12. Indemnity. Except for the gross negligence or willful misconduct of FFCA, Debtor shall indemnify, hold harmless and defend FFCA and its directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, lenders, mortgagees, trustees and invitees, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, arising as the result of an Environmental Condition and/or a breach of any of the representations, warranties, covenants, agreements or obligations of Debtor set forth in this Agreement. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any engineering, governmental inspection and reasonable attorneys' fees and expenses that the Indemnified Parties may incur by reason of any representation set forth in this Agreement being false, or by reason of any investigation or claim of any governmental agency in connection therewith.


     13.  Miscellaneous Provisions.


          A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; provided, however, if a notice is deposited with the United States Postal Service pursuant to this item (d), such notice shall also be sent in accordance with at least one of the other methods set forth in this Section 13(A). Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

          If to Debtor:       Family Steak Houses of Florida, Inc.
                              2113 Florida Boulevard
                              Neptune Beach, FL 32266
                              Attention:     Edward B. Alexander
                              Telephone:     (904) 249-4197
                              Telecopy:      (904) 249-1466


          If to FFCA:         Dennis L. Ruben, Esq.
                              Senior Vice President and General Counsel
                              FFCA Mortgage Corporation
                              17207 North Perimeter Drive
                              Scottsdale, AZ  85255
                              Telephone:     (602) 585-4500
                              Telecopy:      (602) 585-2226


          B. Real Estate Commission. FFCA and Debtor represent and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. FFCA and Debtor shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.


          C. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.


          D.  Captions.   Captions  are  used   throughout  this  Agreement  for
     convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.


          E. FFCA's Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by FFCA, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of FFCA, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (ii) Debtor waives all claims, demands and causes of action against FFCA's officers, directors, employees and agents in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA and (iii) Debtor shall look solely to the assets of FFCA for the satisfaction of each and every remedy of Debtor in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA, such exculpation of liability to be absolute and without any exception whatsoever.

          F. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.


          G. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and FFCA were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.


          H. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.


          I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to the attorneys' fees and/or costs of FFCA shall mean both the fees and costs of independent outside counsel retained by FFCA with respect to this transaction and the fees and costs of FFCA's in-house counsel incurred in connection with this transaction.


          J. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and FFCA with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and FFCA, the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms may be inconsistent with or vary from those set forth in the Commitment.


          K. Forum Selection; Jurisdiction; Venue; Choice of Law. Debtor acknowledges that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed by FFCA in the State of Arizona and delivered by Debtor in the State of Arizona, all payments under the Notes will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the state where the Premises are located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the state in which the Premises are located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.


          L. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.


          M. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and FFCA and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.


          N. Survival. Except for the conditions of Closing set forth in Sections 2 and 9, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Debtor and FFCA set forth in this Agreement shall survive the Closing.


          O.  Waiver of Jury  Trial and  Punitive,  Consequential,  Special  and
     Indirect Damages. DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

          P. Transfers, Participations and Securitization. A material inducement to FFCA's willingness to complete the transactions contemplated by the Loan Documents is Debtor's agreement that FFCA may, at any time, sell, transfer or assign the Notes, Mortgages and the other Loan Documents, and any or all servicing rights with respect thereto (each, a "Transfer"), or grant participations therein (each, a "Participation"), or complete an asset securitization vehicle selected by FFCA, in accordance with all requirements which may be imposed by the investors or the rating agencies involved in such securitized financing transaction, as selected by FFCA, or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to FFCA's status as a real estate investment trust (each, a "Securitization").


          Debtor agrees to cooperate in good faith with FFCA in connection with any Transfer, Participation and/or Securitization, including, without limitation, (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Debtor by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or the Securitization, as applicable; provided, however, Debtor shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfers, Participations or Securitization, so long as such amendments would not have a material adverse effect upon Debtor or the transactions contemplated hereunder.


          Debtor consents to FFCA providing the Disclosures, as well as any other information which FFCA may now have or hereafter acquire with respect to the Premises or the financial condition of Debtor, to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. FFCA and Debtor shall each pay their own reasonable attorneys fees and reasonable other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.

     IN WITNESS WHEREOF, Debtor and FFCA have entered into this Agreement as of the date first above written.


                                      FFCA:


Witness /s/PAULA J. MASIULEWICZ       FFCA MORTGAGE CORPORATION,
           --------------------       a Delaware corporation
           Paula J. Masiulewicz





Witness /s/ANN L. HALPERN             By /s/ROB ROACH
           --------------                   ------------
           Ann L. Halpern                   Rob Roach
                                      Its   SVP




                                      DEBTOR:


Witness /s/EDWARD B. ALEXANDER        FAMILY STEAK HOUSES OF FLORIDA, INC.,
           -------------------        a Florida corporation
           Edward B. Alexander



Witness /s/J. MICHAEL HUGHES          By /s/LEWIS E. CHRISTMAN, JR.
           -----------------                -----------------------
           J. Michael Hughes                Lewis E. Christman, Jr.
                                      Its   President & CEO

STATE OF ARIZONA    ]
                    ] SS.
COUNTY OF MARICOPA  ]


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, the foregoing instrument was acknowledged before me by Rob Roach, the Senior Vice President of FFCA Mortgage Corporation, a Delaware corporation, freely and voluntarily under authority duly vested in him by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He is
personally known to me or has produced                   as identification.



     WITNESS my hand and official seal in the County and State last aforesaid this 6th day of December, 1996.



                                   /s/MARGARET J. CRAFT
                                      -----------------
                                      Margaret J. Craft
                                      Notary Public

                                   Typed, printed or stamped name of
                                   Notary Public


My Commission Expires:

July 14, 1999

STATE OF FLORIDA ]
                 ] SS.
COUNTY OF DUVAL  ]


     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgements, the foregoing instrument was acknowledged before me by Lewis E. Christman, the President and CEO of Family Steak Houses of Florida, Inc., a Florida corporation, freely and voluntarily under authority duly vested in him by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He is personally known to me or has produced as identification.
                   ----------------


     WITNESS my hand and official seal in the County and State last aforesaid this 4th day of December, 1996.


                                   /s/STEPHANIE GRIFFITH
                                      -----------------
                                      Stephanie Griffith
                                      Notary Public

                                   Typed, printed or stamped name of
                                   Notary Public


My Commission Expires:

August 24, 2000